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                                  Exhibit 10.9



                              NOTICE OF STOCK GRANT
                                 PURSUANT TO THE
                    FORTUNET, INC. 2005 STOCK INCENTIVE PLAN

                              ______________, 20___

To:  _____________________

      Pursuant to the FortuNet, Inc. 2005 Stock Incentive Plan (the "Plan"), the Compensation Committee of the Board of Directors of FortuNet, Inc. (the "Company") has approved the issuance to you ("Grantee") of _____________ shares of the Company's common stock (the "Shares"). This grant of Shares is effective as of the date set forth above (the "Grant Date"). All capitalized terms not defined herein have the meanings set forth in the Plan.

      The Shares and this letter will in all respects be governed by and construed in accordance with the terms and conditions of the Plan, as it is currently in effect and as it may be amended in the future from time to time, which terms and conditions are incorporated herein by reference and made a part of this letter.

      In addition to the terms and conditions of the Plan, the Shares will be subject to the following terms and conditions:

      1. The following percentages of the Shares will vest and become non-forfeitable provided that Grantee continues to be employed by the Company as an officer or employee as of the indicated dates:

DATE                                             PERCENTAGE
----                                             ----------

Upon Grantee's termination of employment with the Company for any reason, the unvested portion of the Shares will be forfeited immediately and will revert to the Company.

      2. Notwithstanding the provisions of Section 1, the Shares will become fully vested upon the occurrence of a change in control of the Company. For purposes of this letter, a "change in control" means a change in control of the Company of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect as of the date of this letter, promulgated pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to the reporting requirements of the Exchange Act.
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      3. The Shares will be fully paid and nonassessable upon their issuance.
Subject to the terms and provisions of Nevada law, Grantee will have all the rights of a stockholder upon the issuance of the Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares, provided that the Shares will be subject to the restrictions set forth in this letter and the Plan.

      4. This letter is not an employment agreement and will not be construed to give Grantee the right to remain in the employ of the Company or to affect the right of the Company to terminate Grantee's employment, subject to any employment agreement that may be in effect between the Company and Recipient. The grant of Shares hereunder will not entitle Grantee to, or disqualify Grantee from, participation in any other benefit plan maintained by the Company now or in the future.

      5. Grantee represents and warrants to the Company that he understands that
Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), taxes as ordinary income the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, "restriction" means the restrictions set forth in paragraphs 1 and 4 of this letter. Grantee understands that he may elect to be taxed on the Grant Date of the Shares rather than when and as the Shares vest by filing an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days after the Grant Date. GRANTEE ACKNOWLEDGES THAT IT IS HIS SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE. GRANTEE IS URGED TO SEEK ADVICE FROM HIS OWN INDEPENDENT TAX ADVISORS REGARDING FILING AN ELECTION UNDER
SECTION 83(b) OF THE CODE.

      6. This letter may be assigned or transferred to, and will be binding upon and will inure to the benefit of, any successor or subsidiary of the Company, and any such successor or subsidiary will be deemed substituted for all purposes for the "Company" under the terms of this letter. As used in this letter, the term "successor" will mean any person, firm, corporation, or business entity which at any time, whether by merger, purchase, or otherwise, acquires all or substantially all of the assets, stock or business of the Company. Grantee acknowledges that the Company has the right to sell, assign, or otherwise transfer any portion, substantially all or all of the capital stock or assets of the Company and that any such sale, assignment, or transfer will not be deemed to be a termination of the employment of Grantee. Grantee acknowledges that the services to be rendered by him to the Company are unique and personal, and Grantee therefore may not assign any obligations or responsibilities Grantee has under this letter.

                                          FORTUNET, INC.


                                          By:
                                              -----------------------
                                              Yuri Itkis
                                              Chief Executive Officer


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                                 ACKNOWLEDGEMENT
                                  AND AGREEMENT

      By my signature below, I hereby acknowledge receipt of the Shares granted on the Grant Date shown above, which have been issued to me under the terms and conditions of the Plan and this letter. I further acknowledge receipt of a copy of the Plan and agree to comply with all of the terms and conditions of this letter and the Plan. I also agree to accept as binding, conclusive and final all decisions or interpretation of the Compensation Committee of the Company's Board of Directors upon any questions arising with respect to this grant of Shares.

      I further acknowledge that I have been advised that I may make an election under Section 83(b) of the Code to be taxed on the fair market value of the Shares determined as of the Grant Date, rather than as of the date or dates on which the Shares vests and that I have been advised to consult with my personal tax and financial advisors regarding the consequences of such an election. I understand that if I decide to make a Section 83(b) election with respect to the Shares, I will be subject to income tax at ordinary income tax rates on the fair market value of the Shares on the Grant Date, and that it is my individual responsibility to complete and file an election form with the Internal Revenue Service within 30 days after the Grant Date and to pay all taxes that are due with respect to the grant to me of the Shares. I UNDERSTAND THAT THE COMPANY DOES NOT HAVE ANY RESPONSIBILITY FOR MAKING THIS FILING OR PAYING THESE TAXES ON MY BEHALF.

If I decide not to make a Section 83(b) election, I understand that I will be subject to income tax at ordinary income tax rates on the fair market value of the Shares on the date or dates on which the Shares vest. I understand that the fair market value of the Shares on the date or dates they vests may be substantially higher than the fair market value of the Shares on the Grant Date and that, as a result, my income tax liability may be substantially greater than if I had decided to make a Section 83(b) election. I ACKNOWLEDGE THAT THE COMPANY DOES NOT HAVE ANY RESPONSIBILITY FOR PAYING THESE TAXES ON MY BEHALF OR COMPENSATING ME FOR ANY SUCH ADDITIONAL TAX LIABILITY.


                                             ------------------------------

                                             -----------------

                                             Date:
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